Exhibit 99.1
Health Systems Solutions and Emageon Extend Merger Closing
NEW YORK and BIRMINGHAM, Ala. (December 29, 2008) — Health Systems Solutions, Inc. (OTCBB: HSSO) and Emageon Inc. (NASDAQ: EMAG) today announced that they have agreed to extend the closing date for their pending merger to February 11, 2009.
“We are pleased that, with the cooperation of Emageon, we were able to come up with a timetable for the completion of the merger and we are confident that the combined enterprise will offer great opportunities for our shareholders, employees, and customers,” said Stan Vashovsky, HSS’ CEO and Chairman of the Board. “This extension will also allow us additional time to complete our integration plan for our technologies. As a result, we will be in a better position to immediately serve the market upon closing.”
“Emageon is pleased that HSS and Stanford International Bank Limited have shown a commitment to complete our transaction and we look forward to completing the merger promptly for the benefit of our investors and maximizing the HSS/Emageon business opportunities for our customers and employees,” said Chuck Jett, CEO of Emageon.
Each of the Parties will file with the Securities and Exchange Commission a Current Report on Form 8-K describing the amendments which were made to the transaction documents.
About Health Systems Solutions
HSS is a technology and services company dedicated to bringing innovation to the health care industry. HSS’ objective is to leverage current and next-generation technologies to offer value-added products and services which will generate improved clinical, operational and financial outcomes for our clients. The HSS portfolio of products and services extends across many segments of health care including home health care, medical staffing, acute and post-acute facilities, and telehealth/telemedicine, grouped into three segments: technology solutions, software and consulting. For more information, please visit www.hssglobal.com.
About Emageon
Emageon provides information technology systems for hospitals, healthcare networks and imaging facilities. Its enterprise family of solutions includes RadSuiteTM, HeartSuiteTM and other specialty suites. All Emageon solutions are built on a unified Enterprise Content Management system offering advanced visualization and infrastructure tools for the clinical analysis and management of digital medical images, reports and associated clinical content. Emageon’s standards-based solutions are designed to help customers enhance patient care, automate workflow, lower costs, improve productivity and provide better service to physicians. For more information, please visit www.emageon.com.
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Cautionary Note Regarding Forward-looking Statements: Information in this press release that involves the expectations, plans, intentions or strategies of Health Systems Solutions, Inc. (“HSS”) and Emageon Inc. (“Emageon” and together with HSS, the “Parties”) regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. In this release, they are identified by references to dates after the date of this release and words such as “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions. Factors that could cause the Parties’ actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, the timing and successful completion of HSS’ acquisition of Emageon (the “Acquisition”), HSS’ success in integrating the operations of Emageon in a timely manner, or at all and HSS’ ability to realize the anticipated benefits of the transaction to the extent, or in the timeframe, anticipated. Other such factors include any additional risk factors identified in the Parties’ respective annual reports on Form 10-K for the fiscal year ended December 31, 2007, as amended, and the Parties’ subsequent quarterly reports on Form 10-Q. The forward-looking statements in this release are based upon information available to the Parties as of the date of this release, and the Parties assume no obligation to update any such forward-looking statements. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.
Health Systems Solutions is a registered trademark of Health Systems Solutions, Inc. Emageon is a registered trademark and RadSuite and HeartSuite are trademarks of Emageon Inc. Other marks belong to their respective owners.
*© 2008 KLAS Enterprises, LLC. All rights reserved.

Investor Contacts	Media Contacts
For HSS	For HSS
Michael G. Levine	Steve Hoechster (HEX-ster)
HSS CFO & EVP	5W Public Relations

212-798-9405	917-319-8398

For Emageon	For Emageon
John Wilhoite	Bill Funderburk
CFO	Director, Marketing & Public Relations

205-980-9222	205-980-7542